UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the "Act")

June 21, 2007
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

310, 605 – 1st Street S.W.
Calgary, Alberta, Canada T2P 3S9
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Item 1.01.  Entry into a Material Definitive Agreement

On June 21, 2007, GeoGlobal Resources Inc. (the “Company”) completed the issue and sale of 5,680,000 Units (the “Units”) of the Company’s securities pursuant to an Agency Agreement dated June 20, 2007 entered into with Primary Capital Inc. and Jones Gable & Company Limited, (collectively the “Agents”) .  The Agents were engaged by the Company to use their best efforts to offer the Units for sale.  Each Unit was comprised of one (1) share of Common Stock and one-half of one (1/2) common stock purchase warrant (“Purchase Warrant”) with each full Purchase Warrant entitling the holder to purchase one (1) share of Common Stock.  The Units were offered for sale at a price of $5.00 per Unit and the Purchase Warrants included in the Units are exercisable through June 20, 2009 at a price of $7.50 per share.  If (i) the Company’s shares of Common Stock trade on the American Stock Exchange at a price of $12.00 or more for twenty consecutive trading days, (ii) a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the resale of the shares of Common Stock included in the Units and the underlying Purchase Warrants has been declared effective by the U.S. Securities and Exchange Commission (“SEC”), and (iii) the hold period for the shares of Common Stock included in the Units under applicable Canadian law has expired, then the term of the Purchase Warrants will expire thirty (30) days following the issuance of a press release by the Company announcing the accelerated expiration date of the Purchase Warrants.

Pursuant to the Subscription Agreements between the Company and the investors in the 5,680,000 Units, $28,400,000 of gross proceeds were received by the Company, before deducting a commission of 6% paid to the Agents for their services and other offering expenses.  The Agents were also issued, as additional compensation for their services, compensation options entitling them to purchase an aggregate of 340,800 common shares at an exercise price of US$5.00 per share through June 20, 2009.

Pursuant to the terms of the transaction, the Company entered into a Registration Rights Agreement with the Agents whereby the Company agreed to prepare and file at its expense with the SEC as promptly as practicable and in any event prior to 5:00 pm eastern time on August 18, 2007 a registration statement under the Securities Act, for an offering on a continuous shelf basis of the shares of Common Stock included in the Units and issuable on exercise of the Purchase Warrants included in the Units. Such registration statement is also to include the shares of Common Stock issuable to the Agents on exercise of the compensation options.  In the event the Company fails to file the registration statement with the U.S. Securities and Exchange Commission prior to 5:00 pm eastern time on August 18, 2007, each purchaser of the Units, including the Agents on exercise of their compensation options, will receive for nominal consideration, an additional 0.10 of one Unit, comprised of one (1) share of Common Stock and one-half of one (1/2) Purchase Warrant on the same terms, except that the Agents will receive the right to purchase an additional 0.10 of one share only.

Item 3.02.                         Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

The securities described under Item 1.01 were sold to persons not residents of the United States and the Company relied on Regulation S under the Securities Act, in effecting the sale of the securities without compliance with the registration requirements of the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial statements of business acquired.
Not applicable

(b)           Pro forma financial information
Not applicable

(c)           Exhibits:

10.1	Agency Agreement dated June 20, 2007 between the Company and Primary Capital Inc. and Jones, Gable & Company Limited (the "Agents").
10.2	Form of Subscription Agreement entered into by subscribers relating to the offer and sale of Units by the Agents.
10.3	Form of Warrant Certificate issued to subscribers relating to the offer and sale of Units.
10.4	Registration Rights Agreement dated June 19, 2007 between the Company and Primary Capital Inc. and Jones, Gable & Company Limited (the "Agents").
10.5	Form of Rights Certificate issued to subscribers relating to the offer and sale of Units.
10.6	Compensation Option dated June 20, 2007 between the Company and Primary Capital Inc. for the issuance of 170,400 compensation options.
10.7	Compensation Option dated June 20, 2007 between the Company and Jones, Gable & Company Limited for the issuance of 170,400 compensation options.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 27, 2007
GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Allan J. Kent
Allan J. Kent
Executive VP & CFO